EXHIBIT 10.23



                               FIRST AMENDMENT TO
                        EMPLOYMENT CONTINUATION AGREEMENT


     WHEREAS, on September 29, 1998, Dollar Thrifty Automotive Group, Inc. (the "Company") and Joseph E. Cappy (the "Executive") entered into an Employment Continuation Agreement (the "Agreement"); and

     WHEREAS, the Company and the Executive wish to amend the Agreement pursuant to their reserved rights under Section 17 of the Agreement.

     NOW, THEREFORE, the Agreement is amended as follows:

          1. Section 3(c) of the Agreement is amended to read as follows:

             "(c) notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Executive may terminate employment with the Company for any reason, or without reason, during the 90-day period immediately following the occurrence of a Change in Control with a right to employment continuation compensation as provided in Section 4; provided, however, that for purposes of this Section 3(c), the circumstances described in Section 1(d)(iv) shall not constitute a Change in Control unless there is an actual closing or occurrence of the events which gave rise to the filings with the Securities and Exchange Commission described in said
          Section 1(d)(iv)."

          2. Paragraph 2 of Annex A is deleted and amended to read as follows:

             "2. Employment Continuation Pay. A lump sum payment in an amount equal to (a) the sum of the Executive's Base Pay and Incentive Pay, multiplied by (b) three, provided, however, that if the Executive's employment is terminated under Section 3(b)(v), a lump sum payment in an amount equal to (x) the sum of the Executive's Base Pay and Incentive Pay, multiplied by (y) two."

               3. The first parenthetical appearing in paragraph 4 of Annex A is deleted and amended to read as follows: "(or for two years in the event that the Executive's employment is terminated under Section 3(b)(v))."

             4. Paragraph 6 of Annex A is hereby deleted in its entirety and replaced with: "6. Intentionally Deleted."

             5. A new sentence is added to the end of Paragraph 7 of Annex A to read as follows: "At the end of the Continuation Period, the Company will transfer in outright ownership to the Executive such car or cars."




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     IN WITNESS  WHEREOF,  the parties  have caused this First  Amendment to the
Agreement to be duly executed and delivered on the 23rd day of April, 2001.



                                ------------------------------------------------
                                Executive

                                DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                By:_____________________________________________
                                   Title:    Executive Vice President and
                                             Chief Financial Officer




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